Exhibit 99.1

Contacts

Lauren Burgos                                                                            Julie Leber

Spotlight Marketing Communications                                   Spotlight Marketing Communications

949.427.5172 ext. 704                                                              949.427.5172 ext. 703

lauren@spotlightmarcom.com                                               julie@spotlightmarcom.com

Strategic Storage Growth Trust, Inc. Acquires 900-Unit Newly Constructed Self Storage Facility Near San Diego

SAN DIEGO – (March 12, 2018) – Strategic Storage Growth Trust, Inc., a public non-traded real estate investment trust sponsored by SmartStop Asset Management, LLC, announced today its purchase of an approximately 900-unit self storage facility in the San Diego suburb of Chula Vista, California.

Situated on approximately 1.5 acres of land, the property features a three-story building bisected by a covered loading area and has drive-up units lining its exterior. The approximately 86,000-square-foot facility, located at 2380 Fenton St., is 100 percent climate controlled.

“The Eastlake location is in a high growth, high income area of Chula Vista, in close proximity to major retailers and residential developments,” said Wayne Johnson, chief investment officer. “An excellent fit for our strategic acquisition strategy, this newly constructed facility was acquired by Strategic Storage Growth Trust from its developers following the issuance of certificate of occupancy and should add significant value to our portfolio.”

About Strategic Storage Growth Trust, Inc. (SSGT)

SSGT is a public non-traded REIT that focuses on the acquisition, development, redevelopment and lease-up of self storage properties. The SSGT portfolio currently consists of 24 operating self storage facilities located in 10 states comprising approximately 16,000 self storage units and approximately 1.8 million net rentable square feet of storage space. Additionally, SSGT owns two development properties in the Greater Toronto Area which will be comprised of approximately 1,700 self storage units and 170,000 net rentable square feet of storage space once completed, and one development property in Asheville, North Carolina which will be comprised of approximately 650 self storage units and 72,000 net rentable square feet of storage space once completed.

About SmartStop Asset Management, LLC (SmartStop)

SmartStop is a diversified real estate company focused on self storage assets, along with student and senior housing. The company has approximately $1.5 billion of real estate assets under management, including 112 self storage facilities located throughout the United States and Toronto, Canada, comprised of approximately 71,000 units and 8.2 million rentable square feet. SmartStop’s real estate portfolio also includes five student housing communities with approximately 2,800 beds and 1.1 million square feet of space, as well as three senior housing communities with approximately 350 beds and 250,000 rentable square feet of space. SmartStop is the sponsor of Strategic Storage Trust II, Inc., SSGT and Strategic Storage Trust IV, Inc., all public non-traded REITs focusing on self storage assets. The facilities offer affordable and accessible storage units for residential and commercial customers. In addition, they offer secure interior and exterior storage units as well as outside storage areas for vehicles, RVs and boats. Additional information regarding SmartStop is available at www.SAM.com and more information regarding SmartStop® Self Storage in the United States and Canada is available at www.smartstopselfstorage.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in SSGT’s annual report. This is neither an offer nor a solicitation to purchase securities.

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